Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

January 5, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Lawrence J. Ellison, the Chief Executive Officer of Oracle Corporation, and Safra A. Catz, the Chief Financial Officer of Oracle Corporation, each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

By:	/S/ LAWRENCE J. ELLISON

Lawrence J. Ellison Chief Executive Officer and Director

By:	/S/ SAFRA A. CATZ

Safra A. Catz President, Chief Financial Officer and Director